EXHIBIT 10.1

Verso Corporation Corporate Headquarters 8540 Gander Creek Drive Miamisburg, OH 45342 Name of sender Adam St John T 906 221 7315 E Adam.StJohn@versoco.com W www.versoco.com

December 12, 2019

Kenny Sawyer
9864 Summit Point Drive
Miamisburg, OH 45342

Dear Kenny:

We are pleased with all of your hard work and your continued commitment to Verso.

Verso is rewarding you with a retention bonus of $275,000.00. This amount, less withholding taxes, will be paid out on June 30, 2020. This bonus payment is contingent upon your continued employment with Verso through June 30, 2020.

To confirm your acceptance of this retention bonus, please sign the original copy of this letter and return it to me by 12/16/2019.

Sincerely,

/s/ Adam St. John

Adam St. John
Chief Executive Officer

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ACCEPTED BY:

/s/Kenny Sawyer    ___________
Kenny Sawyer

December 13, 2019    ___________
Date